As filed with the Securities and Exchange Commission on June 4, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

XOMA Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	52-2154066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street
Berkeley, California  94710
(Address of Principal Executive Offices)
___________________

XOMA LTD. 1981 SHARE OPTION PLAN
XOMA LTD. RESTRICTED SHARE PLAN
XOMA LTD. 2007 CEO SHARE OPTION PLAN
XOMA LTD. 1992 DIRECTORS SHARE OPTION PLAN
(Full title of the plan)

___________________

Christopher J. Margolin, Esq.
XOMA Ltd.
2910 Seventh Street
Berkeley, California  94710
(Name and address of agent for service)
(510) 204-7200
(Telephone number, including area code, of agent for service)

___________________

Copy to:
Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	[x]
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Shares, par value US$.0005 per share (1981 Share Option Plan, Restricted Share Plan)	14,450,000 shares	$1.835	$26,515,750	$1,042.07
Common Shares, par value US$.0005 per share (2007 CEO Share Option Plan)	1,100,000 shares	$1.835	$2,018,500	$79.33
Common Shares, par value US$.0005 per share (1992 Directors Share Option Plan)	1,050,000 shares	$1.835	$1,926,750	$75.72
Total:	16,600,000	——	$30,461,000	$1,197.12

(1)	Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee.  Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Shares of XOMA Ltd. on May 28, 2008, which was US$1.835 per share, as reported on The Nasdaq Stock Market

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the XOMA Ltd. 1981 Share Option Plan, XOMA Ltd. Restricted Share Plan, XOMA Ltd. Management Incentive Compensation Plan, the XOMA Ltd. CEO Incentive Compensation Plan and XOMA Ltd. 1992 Directors Share Option Plan are effective.  Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File No. 333-39155, 333-66171 and 333-108306) filed with the Securities and Exchange Commission on February 26, 1991, October 27, 1998 and August 28, 2003, respectively, are incorporated herein by reference.

EXPLANATORY NOTE

All of the common shares of  XOMA Ltd. registered hereby for issuance in connection with the 1981 Share Option Plan, the Restricted Share Plan and the 1992 Directors Share Option Plan have been previously approved for issuance pursuant to such plans by the shareholders of  XOMA Ltd. at various times in the past, including most recently at its 2008 Annual General Meeting held on May 13, 2008.  The common shares registered hereby for issuance in connection with the 2007 CEO Share Option Plan have been previously approved by the board of directors of XOMA Ltd. and previously disclosed in a Current Report on Form 8-K filed August 7, 2007.  This Form S-8 does not reflect any increase in the number of shares issuable pursuant to any of these plans above the numbers previously approved and disclosed.

PART I

INFORMATION REQUIRED
IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by XOMA Ltd. ("XOMA" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference:

(1)	annual report on Form 10-K for the fiscal year ended December 31, 2007 (file no. 0-14710);

(2)	quarterly report on Form 10-Q for the quarterly period ended March 31, 2008 (file no. 0-14710);

(3)	current report on Form 8-K filed March 14, 2008 (file no. 0-14710);

(4)	current report on Form 8-K filed April 2, 2008 (file no. 0-14710);

(5)	current report on Form 8-K filed April 9, 2008 (file no. 0-14710);

(6)	current report on Form 8-K filed May 12, 2008 (file no. 0-14710); and

(7)
the description of share capital in the registration statement on Form 8-A filed April 1, 2003 under Section 12 of the Exchange Act, including any amendment or report for the purpose of updating such description (file no. 0-14710).

All documents filed by XOMA with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Shares offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

The description of the Registrant's Common Shares to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud or dishonesty.

The bye-laws of XOMA provide for the indemnity by XOMA of the officers, directors and employees of XOMA to the fullest extent permitted by law.

Expenses (including attorneys’ fees) incurred by an officer or director of XOMA in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by XOMA in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by XOMA pursuant to the Companies Act 1981 of Bermuda.

An officer or director of XOMA shall not be personally liable to XOMA or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by the Companies Act 1981 of Bermuda.

The indemnification and advancement of expenses and the limitation of liability provided by the bye-laws shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the Companies Act 1981 of Bermuda, any other provision of the bye-laws, or any agreement or otherwise.  Any repeal or modification of the aforementioned provisions of the bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in  the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public  policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on June 4, 2008.

XOMA LTD.

By: /s/ Steven B. Engle
Name: Steven B. Engle
Title: Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven B. Engle and Christopher J. Margolin, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with the SEC and the Bermuda Registrar of Companies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven B. Engle Steven B. Engle	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	June 4, 2008

/s/ Patrick J. Scannon Patrick J. Scannon M.D., Ph.D.	Executive Vice President and Chief Biotechnology Officer and Director	June 4, 2008

/s/ J. David Boyle II J. David Boyle II	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2008

/s/ William K. Bowes, Jr. William K. Bowes, Jr.	Director	June 4, 2008

Charles J. Fisher, Jr. M.D.	Director

/s/ Peter Barton Hutt Peter Barton Hutt	Director	June 4, 2008

/s/ W. Denman Van Ness W. Denman Van Ness	Director	June 4, 2008

/s/ Patrick J. Zenner Patrick J. Zenner	Director	June 4, 2008

EXHIBIT INDEX
Exhibit Number	Exhibit
3.1	Memorandum of Continuance of XOMA Ltd. (Exhibit 3.4) (1)

3.2	Bye-Laws of XOMA Ltd. as amended (Exhibit 3.2) (2)

4.1	Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1) (2)

4.2	Resolution Regarding Preferences and Rights of Series A Preference Shares (Exhibit 4.2) (2)

4.3	Resolution Regarding Preferences and Rights of Series B Preference Shares (Exhibit 3) (3)

4.4	Form of Common Stock Purchase Warrant (Incyte Warrants) (Exhibit 2) (4)

5.1	Opinion of Conyers Dill & Pearman*

10.1	1981 Share Option Plan (as amended and restated through May 30, 2001) (Exhibit 10.1) (5)

10.1A	Form of Share Option Agreement for 1981 Share Option Plan (Exhibit 10.1A) (6)

10.1B	Amendment to 1981 Share Option Plan (Exhibit 10.1B) (7)

10.1C	Amendment No. 2 to 1981 Share Option Plan (Exhibit 10.1C) (7)

10.1D	Amendment No. 3 to 1981 Share Option Plan (Exhibit 10.1) (8)

10.2	Restricted Share Plan (as amended and restated through May 21, 2003) (Exhibit 10.3) (5)

10.2A	Form of Share Option Agreement for Restricted Share Plan (Exhibit 10.2A) (6)

10.2B	Amendment to Restricted Share Plan (Exhibit 10.2C) (7)

10.2C	Amendment No. 2 to Restricted Share Plan (Exhibit 10.2D) (7)

10.2D	Amendment No. 3 to Restricted Share Plan (Exhibit 10.2D) (6)

10.2E	Amendment No. 4 to Restricted Share Plan (Exhibit 10.2) (8)

10.3	1992 Directors Share Option Plan (as amended and restated through May 13, 2008) (Exhibit 10.3) (6)

10.3A	Form of Share Option Agreement for 1992 Directors Share Option Plan (initial grants) (10.3A) (6)

10.3B	Form of Share Option Agreement for 1992 Directors Share Option Plan (subsequent grants) (10.3B) (6)

10.4	2007 CEO Share Option Plan (Exhibit 10.7) (9)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to Registration Statement)

____________________

*           Filed herewith.

(1)	Incorporated by reference to the referenced exhibit to XOMA’s Registration Statement on Form S-4 filed November 27, 1998, as amended (File No. 333-68045).

(2)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year end December 31, 2002 (File No. 0-14710).

(3)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K/A filed April 18, 2003 (File No. 0-14710).

(4)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed July 16, 1998 (File No. 0-14710).

(5)	Incorporated by reference to the referenced exhibit to XOMA’s Registration Statement on Form S-8 filed August 28, 2003 (File No. 333-108306).

(6)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year end December 31, 2007 (File No. 0-14710).

(7)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year end December 31, 2004 (File No. 0-14710).

(8)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed November 6, 2007 (File No. 0-14710).

(9)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed August 7, 2007 (File No. 0-14710).